Exhibit 99.1

Akoya Reports Record Revenue in the Third Quarter of 2023 and Reiterates Full Year 2023 Revenue Guidance

November 8, 2023

Q3 2023 revenue $25.2 million, 34% y/y growth

Reiterating FY 2023 revenue guidance range of $95-98 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the third quarter ending September 30, 2023.

"Akoya delivered strong financial performance in the third quarter with another record revenue quarter while maintaining operating expenses at a steady or reduced level, solidifying the path towards achieving positive cash flow," explained Brian McKelligon, Chief Executive Officer of Akoya Biosciences. "We are executing on our plan to improve workflow throughput, with the ongoing 2.0 instrument field upgrades across the industry's largest installed base and by expanding our menu of ready-to-use panels. Akoya is strategically positioned to scale spatial biology by setting the standard in the industry."

Third Quarter 2023 Financial Highlights

●	Total revenue was $25.2 million in the third quarter of 2023, compared to $18.9 million in the prior year period; an increase of 34%.
●	Product revenue (which includes instruments, reagents, and software) was $18.0 million in the third quarter of 2023, compared to $14.4 million in the prior year period; an increase of 25%.
o	Instrument revenue was $12.0 million, compared to $9.5 million in the prior year period; an increase of 27%.
o	Reagent revenue was $5.7 million, compared to $4.7 million in the prior year period; an increase of 21%.
●	Service and other revenue totaled $7.2 million in the third quarter of 2023, compared to $4.4 million in the prior year period; an increase of 62%.
●	Gross profit was $15.3 million in the third quarter of 2023, compared to $10.9 million in the prior year period; an increase of 40%.
o	Gross profit margin was 60.6% in the third quarter of 2023, compared to 57.9% in the prior year period.
●	$78.6 million of cash and cash equivalents as of September 30, 2023, with $11.3 million in additional debt capacity.

Third Quarter 2023 Business Highlights

●	69 instruments were sold in the third quarter of 2023: 27 PhenoCyclers, 42 PhenoImagers (which includes Fusion and HT), compared to 55 instruments sold in the prior year period (17 PhenoCyclers, 38 PhenoImagers).
●	Instrument installed base of 1,132 as of September 30, 2023 (327 PhenoCyclers, 805 PhenoImagers), compared to an installed base of 863 in the prior year period (229 PhenoCyclers, 634 PhenoImagers); an increase of 31%.
o	Combined-unit PhenoCycler-Fusion installed base of 186 as of September 30, 2023, compared to 72 in the prior year period.

●	1,070 total publications citing Akoya’s technology as of September 30, 2023, compared to 691 total publications in the prior year period: an increase of 55%.
●	The University of Queensland and Akoya Biosciences have comprehensively mapped the spatial proteome of head and neck squamous cell carcinoma (HNSCC) using ultrahigh-plex phenotyping (100+ protein biomarkers) on the PhenoCycler-Fusion, as published in an article in the inaugural issue of GEN Biotechnology.
●	Ongoing Fusion 2.0 and HT 2.0 field upgrades with rolling launch of new ready-to-use PhenoCode Panels.
o	Showcased Akoya’s new 2.0 solutions, data, and applications at the 2023 Society for Immunotherapy of Cancer (SITC) conference held November 1-5 in San Diego, CA.

YTD 2023 Financial and Business Highlights

●	Total revenue was $70.1 million YTD as of September 30, 2023, compared to $53.6 million in the prior year period; an increase of 31%.
●	Product revenue was $50.7 million YTD as of September 30, 2023, compared to $41.9 million in the prior year period; an increase of 21%.
●	Services and other revenue totaled $19.4 million YTD as of September 30, 2023, compared to $11.7 million in the prior year period; an increase of 66%.
●	Gross profit was $39.7 million YTD as of September 30, 2023, compared to $31.3 million in the prior year period and gross profit margin was 56.6% YTD as of September 30, 2023, compared to 58.4% in the prior year period.
●	198 instruments were sold YTD as of September 30, 2023; 73 PhenoCyclers, 125 PhenoImagers, compared to 166 instruments sold in the prior year period; an increase of 19%.

2023 Financial Outlook

The Company, based on its current plans and initiatives, continues to expect full year 2023 revenue in the range of $95-98 million.

Webcast and Conference Call Details

Akoya will host a conference call today, November 8, 2023, at 5:00 p.m. Eastern Time to discuss its third quarter 2023 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and our other products and services, our ability to increase awareness of spatial biology technology, our ability to execute on our plans and expectations, our research and development efforts and other matters regarding our business strategies, future performance, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$78,595	$74,229
Marketable securities	—	6,989
Accounts receivable, net	16,096	9,729
Inventories, net	18,752	14,486
Prepaid expenses and other current assets	3,505	6,764
Total current assets	116,948	112,197
Property and equipment, net	10,843	10,174
Demo inventory, net	1,305	2,084
Intangible assets, net	18,123	20,048
Goodwill	18,262	18,262
Operating lease right of use assets, net	9,003	10,785
Financing lease right of use assets, net	1,776	1,490
Other non-current assets	984	991
Total assets	$177,244	$176,031
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$25,084	$27,147
Current portion of operating lease liabilities	2,790	3,009
Current portion of financing lease liabilities	799	620
Deferred revenue	6,850	6,279
Total current liabilities	35,523	37,055
Deferred revenue, net of current portion	2,782	2,114
Long-term debt, net	63,818	63,277
Contingent consideration liability, net of current portion	5,255	6,039
Operating lease liabilities, net of current portion	6,752	8,203
Financing lease liabilities, net of current portion	914	675
Other long-term liabilities	227	87
Total liabilities	115,271	117,450
Total stockholders' equity	61,973	58,581
Total liabilities and stockholders' equity	$177,244	$176,031

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$18,048	$14,438	$50,719	$41,942
Service and other revenue	7,167	4,414	19,427	11,698
Total revenue	25,215	18,852	70,146	53,640
Cost of goods sold:
Cost of product revenue	6,208	5,455	19,747	14,733
Cost of service and other revenue	3,731	2,490	10,714	7,563
Total cost of goods sold	9,939	7,945	30,461	22,296
Gross profit	15,276	10,907	39,685	31,344
Operating expenses:
Selling, general and administrative	19,017	19,922	63,483	58,705
Research and development	5,173	5,466	17,219	16,778
Change in fair value of contingent consideration	262	357	1,019	(599)
Depreciation and amortization	2,375	1,815	6,193	4,975
Total operating expenses	26,827	27,560	87,914	79,859
Loss from operations	(11,551)	(16,653)	(48,229)	(48,515)
Other income (expense):
Interest expense	(2,239)	(1,109)	(6,468)	(2,707)
Interest income	1,074	136	2,576	212
Other expense, net	(185)	(225)	(338)	(607)
Loss before provision for income taxes	(12,901)	(17,851)	(52,459)	(51,617)
Provision for income taxes	(15)	(21)	(62)	(149)
Net loss	$(12,916)	$(17,872)	$(52,521)	$(51,766)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.47)	$(1.23)	$(1.37)
Weighted-average shares outstanding, basic and diluted	48,975,432	37,900,821	42,686,065	37,660,814